Exhibit 99.1

NOVEMBER 29, 2011

TNP STRATEGIC RETAIL TRUST, INC. – CEO UPDATE

THANK YOU FOR YOUR INVESTMENT IN TNP STRATEGIC RETAIL TRUST, INC. (“SRT”). THOMPSON NATIONAL PROPERTIES, LLC (“TNP”) IS PLEASED TO PROVIDE THIS UPDATE AS OF NOVEMBER 28, 2011.

SRT SHARES SALES

YTD as of November 28,	2011	2010	Increase	% Change
SRT Sales	$29,780,356	$17,113,118	$12,667,238	74%
New shareholders added	905	617	288	47%
Number of properties acquired	6	3	3	100%

SRT HAS SOLD OVER 5 MILLION SHARES OF COMMON STOCK FOR A TOTAL OF $53,620,394, INCLUDING DIVIDEND REINVESTMENT.

LEASING

WE ARE PLEASED TO REPORT THAT ELEVEN LEASES HAVE BEEN SIGNED SINCE JUNE 2011 FOR A TOTAL OF 43,775 SQ. FT. AT FOUR SRT PROPERTIES REPRESENTING $4,044,943 OF LEASE REVENUE OVER THE TERM OF THE LEASES.

ACQUISITIONS

BI-LO AT CHESTER PLAZA IS A 45,817 SQ. FT., 100% OCCUPIED, FREE STANDING GROCERY STORE LOCATED IN CHESTER, SOUTH CAROLINA. SRT ACQUIRED THE PROPERTY FOR $2.585 MILLION IN JULY 2011 AT A 9.05% CAP RATE.

TOPAZ MARKETPLACE IS A 53,259 SQ. FT.,100% OCCUPIED, MULTI-TENANT NECESSITY RETAIL CENTER ANCHORED BY FRESH AND EASY LOCATED IN SOUTHERN CALIFORNIA. SRT ACQUIRED THE PROPERTY FOR $13.5 MILLION IN SEPTEMBER 2011 AT AN 8.27% CAP RATE.

OSCEOLA VILLAGE IS AN 116,645 SQ. FT.,77.1% OCCUPIED, MULTI-TENANT NECESSITY RETAIL CENTER, LOCATED IN KISSIMMEE, FLORIDA AND IS ANCHORED BY PUBLIX, A DOMINANT GROCER IN THE SOUTHEAST. SRT ACQUIRED THE PROPERTY FOR $21.8 MILLION IN OCTOBER 2011 FROM A BANK THAT HAD FORECLOSED ON A $35 MILLION LOAN. THE PROPERTY WAS APPRAISED IN SEPTEMBER 2011 FOR $22.7 MILLION.

THE SRT PROPERTY PORTFOLIO TOTALS TEN PROPERTIES WITH 1,019,566 RENTABLE SQ. FT. LOCATED IN EIGHT STATES, WITH 46.5 ACRES OF ADDITIONAL DEVELOPABLE LAND THAT PROVIDES SIGNIFICANT UPSIDE POTENTIAL LONG TERM.

DISPOSITIONS

SRT HAS SOLD TWO PADS AT THE CRAIG PROMENADE PROPERTY FOR A TOTAL OF $3.2 MILLION, REALIZING MORE THAN $800,000 IN PROFIT WITH PROCEEDS USED TO ACQUIRE THE TOPAZ AND OSCEOLA VILLAGE PROPERTIES THROUGH 1031 TRANSACTIONS.

REFINANCING

TWO REFINANCE TRANSACTIONS ARE PENDING FOR SRT, WITH AN EXPECTED CLOSING IN DECEMBER 2011.

FIRST IS A REFINANCE OF $10 MILLION OF THE $15.5 MILLION LOAN ON THE CONSTITUTION TRAIL PROPERTY LOCATED IN NORMAL, ILLINOIS. WHEN COMPLETED, THE NEW $10 MILLION LOAN IS EXPECTED TO BE SECURED BY A FIRST DEED OF TRUST ON THE PROPERTY AND BEAR AN INTEREST RATE OF 5.75% WITH A FIVE-YEAR TERM.

THE SECOND REFINANCING RELATES TO FOUR PROPERTIES THAT ARE CURRENTLY SECURING SRT’S $35 MILLION LINE OF CREDIT WITH KEY BANK. THE PROPERTIES ARE NORTHGATE SHOPPING CENTER, PINEHURST EAST, MORENO MARKETPLACE AND TOPAZ SHOPPING CENTER. THE NEW LOAN IS EXPECTED TO BE FOR $33.2 MILLION WITH AN INTEREST RATE OF 6.1% AND HAVE A 5-YEAR TERM. THIS REFINANCING WILL INCREASE AVAILABILITY UNDER THE KEY BANK CREDIT LINE OF APPROXIMATELY $24 MILLION FOR FUTURE ACQUISITONS.

PENDING PROPERTY ACQUISITIONS:

THE FOLLOWING TABLE SUMMARIZES FOUR PENDING PROPERTY ACQUISITIONS FOR SRT.

Name/Location	Sq. Ft.	Price	% Leased	Cap Rate	Major Tenant(s)
Summit Point	104,572	$18,250,000	93%	7.52%	Publix Market
Fayetteville, GA
Morningside Market Place	87,793	$18,050,000	94%	7.64%	Ralphs(Kroger)
Fontana, CA
Ensenada Square	62,276	$5,175,000	96%	8.78%	Ralphs(Kroger)
Arlington, TX
Woodland West Marketplace	176,414	$14,000,000	87%	8.50%	Safeway/US Post Office
Arlington, TX					Bank of America

PENDING PROPERTY SALES:

SRT HAS TWO PAD SALES PENDING. FIRST IS THE JACK-IN-THE-BOX AND A VACANT PARCEL AT THE SAN JACINTO PROPERTY FOR $1.25 MILLION, GENERATING A PROFIT OF

MORE THAN $110,000, CLOSING ON NOVEMBER 30, 2011. ADDITIONALY, SRT IS NEGOTIATING A LETTER OF INTEREST ON A 1.25 ACRE PARCEL AT THE OSCEOLA VILLAGE PROPERTY AT A PRICE OF $1.25 MILLION.

AS YOU CAN SEE, SRT CONTINUES TO GROW AND PROSPER THANKS TO YOUR INVESTMENT. WE THANK YOU FOR YOUR SUPPORT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL ME AT (949) 648-8669.

SINCERELY,

ANTHONY W. “TONY” THOMPSON

CHAIRMAN & CEO

This business update contains forward-looking statements within the meaning of federal securities laws and regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to complete any of the pending transactions discussed in this business update on the terms described or at all, such as the refinance of the Constitution Trail loan, the refinance of the four properties under our credit line, and the sales of the pad sites; an inability to identify appropriate options and funding for acquisitions and investments; volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; the Company’s inability to make interest and principal payments on its outstanding indebtedness; national and local economic and business conditions; the ability to maintain sufficient liquidity and the Company’s access to capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K, as amended, and Form 10-Q. Copies of these reports are available on our website and at www.sec.gov. This business update shall not constitute an offer to sell or the solicitation of an offer to buy securities.